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                                                                       EXHIBIT 8

                [Blackwell Sanders Peper Martin LLP Letterhead]

                               December 15, 2000

Breckenridge Bancshares Company
9850 St. Charles Rock Road
Breckenridge Hills, Missouri 63074

Commerce Bancshares, Inc.
1000 Walnut, 18th Floor
Kansas City, Missouri 64106

Ladies and Gentlemen:

     You have requested our opinion regarding certain material U.S. federal income tax consequences of the proposed merger contemplated by the Agreement and Plan of Merger dated as of October 20, 2000 (the "Merger Agreement") by and among Breckenridge Bancshares Company, a Missouri corporation ("Breckenridge"), Commerce Bancshares, Inc., a Missouri corporation ("Commerce") and CBI-Kansas, Inc., a Kansas corporation ("Sub") in connection with the preparation and filing of the Registration Statement on Form S-4 (the "Registration Statement"). The Registration Statement includes the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") and is being filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

     In rendering this opinion, we have reviewed copies of the Merger Agreement, the Proxy Statement/ Prospectus, the Registration Statement, and such other documents as we have deemed necessary or relevant for purposes of this opinion. In rendering the opinion set forth herein, we have assumed that we will receive the customary representations from officers of Commerce and major shareholders of Breckenridge on or before the Closing Date. We have also assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such document on behalf of any person, (v) the accuracy and completeness of all documents made available to us, (vi) the accuracy as to the facts of all representations, warranties and written statements, (vii) the accuracy of the facts concerning the Merger that have come to our attention during the engagement, and (viii) the Merger will be consummated in the manner described in the Merger Agreement, including the satisfaction of all conditions to the obligations to consummate the Merger. We have also assumed, without investigation, that all documents, warranties and covenants relating to the Merger on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinion set forth herein, from such earlier date through and including the date of this letter.

     Our opinion is expressly conditioned on, among other things, the accuracy as of the date hereof, and the continuing accuracy, of all such facts, information, covenants, statements and representations through and as of the effective date of the Merger. Any material change in the facts referred to, set forth, or assumed herein, in the Merger Agreement, in the Proxy
Statement/Prospectus, or in the Registration Statement could affect the conclusions stated herein.

     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretative rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time, possibly with retroactive effect. A change in the authorities or the facts, information, covenants, statements, representations, or assumptions upon which our
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opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect changes (including any changes that have retroactive effect) in the applicable statutes, regulations, judicial decisions or administrative interpretations, or any changes that would cause any statement, representation or assumption herein to no longer be true or correct.

     Based solely upon and subject to the foregoing, we are of the opinion that the federal income tax consequences to the parties, as set forth in the Proxy Statement/Prospectus in the sections entitled "Summary -- Certain Federal Income Tax Considerations" and "Federal Income Tax Consequences," insofar as they relate to matters of law, fairly describe the material federal income tax consequences of the Merger and are complete in all material respects.

                                   * * * * *

     We hereby consent to the filing of this opinion and to the use of our name under the caption "Legal Opinions" in the Proxy Statement/Prospectus and as an Exhibit to the Registration Statement. In giving this consent, we do not admit or imply that we are in the category of persons whose consent is required under
Section 7 of the Securities Act. This opinion is solely for your benefit and may not be relied upon by any other person without our prior written consent.

                                            Very truly yours,

                                            /s/ Blackwell Sanders Peper Martin
                                            LLP